                                                                      Exhibit 23

                               [EideBailly LOGO]
                           --------------------------
                            CPAs & BUSINESS ADVISORS


            Consent of Independent Registered Public Accounting Firm


The Board of Directors
First Federal Banc of the Southwest, Inc.
Roswell, New Mexico


We consent to incorporation by reference in the Registration Statement (No. 333-128308) on Form S-8 of First Federal Banc of the Southwest, Inc. of our report dated December 22, 2006, relating to the consolidated statements of financial condition of First Federal Banc of the Southwest, Inc. and subsidiary as of September 30, 2006 and 2005, and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended September 30, 2006 and 2005, which report appears in the September 30, 2006 Annual Report on Form 10-KSB of First Federal Banc of the Southwest, Inc.


/s/ Eide Bailly LLP

Bismarck, North Dakota
December 22, 2006






                       PEOPLE. PRINCIPLES. POSSIBILITIES.
                       ----------------------------------
                               www.eidebailly.com
  1050 E Interstate Ave o PO Box 1914 o Bismarck, North Dakota 58502-1914 o
                  Phone 701.255.1091 o Fax 701.224.1582 o EOE